UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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☐ Definitive Information Statement

ALTAIR INTERNATIONAL CORP.
(Name of Registrant as Specified in Its Charter)

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ALTAIR INTERNATIONAL CORPORATION

322 North Shore Drive

Building 1B, Suite 200

Pittsburgh, PA 15212

412-770-3140

 Notice of Action by Written Consent of Shareholders to be Effective April __, 2024

Dear Stockholder:

Altair International Corp., a Nevada corporation. (the "Company"), hereby notifies our stockholders of record on March 15, 2024 that stockholders holding approximately 62% of the voting power have approved, by written consent in lieu of a special meeting on February 20, 2024, the proposal to approve the reverse merger with Premier Air Charter, Inc. (the “Merger”) that was unanimously adopted on February 16, 2024, by the Board of Directors of the Company (the “Board of Directors”).

The Nevada Revised Statutes permit holders of a majority of the voting power of a corporation to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Merger.

This Information Statement is first being mailed to our stockholders of record as of the close of business on March __, 2024. The action contemplated herein will not be effective until the date which is at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

 YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holders of a majority of the shares outstanding, pursuant to Nevada law. Proxies are not being solicited because stockholders holding approximately 62% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposals contained herein.

By order of the Board of Directors:

/s/ Leonard Lovallo President and Chief Executive Officer

March __, 2024

ALTAIR INTERNATIONAL CORP.

322 North Shore Drive

Building 1B, Suite 200

Pittsburgh, PA 15212

 INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of Altair International Corp., a Nevada corporation (the “Company”), in connection with the approval of the Merger by our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On February 16, 2024, our Board of Directors approved and, on February 20, 2024, the holders of a majority of our voting capital stock approved the consummation of the Merger Agreement (the “Proposal”) between Premier Air Charter, Inc. (“Premier”) and the Company. The Proposal will become effective on the date which is at least 20 days after the date on which the Company’s definitive Information Statement is first mailed to its stockholders of record. The Company filed a Form 8-K on February 21, 2024, describing the terms of the Merger Agreement.

Under the terms of the Merger Agreement, Altair will exchange 85% of its shares of common stock (not to exceed 270,000,000 shares) for all issued and outstanding shares of Premier common stock and Premier will be a wholly owned subsidiary of the Company (the “Merger”). The officers and directors of Premier will be the officers and directors of Altair following the Merger. The Company will not transfer any of its liabilities at the closing of the Merger. The closing of the Merger is subject to a number of pre-conditions, including Premier providing two years of audited financial statements by a PCAOB registered accounting firm.

Dissenters' Right of Appraisal

The Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the Proposal.

Voting Securities

As of the date of this information statement, our voting securities consist of our Common Stock of which 30,075,352 shares are outstanding. Approval of the Proposal requires the affirmative consent of a majority of the shares of our Common Stock issued and outstanding on March 15, 2024 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the Common Stock issued and outstanding as of the Record Date.

Stockholders who beneficially own an aggregate of 30,075,352 shares of our Common Stock, or approximately 62% of the total issued and outstanding shares of Common Stock are the “Consenting Stockholders.” The Consenting Stockholders have the power to vote all of their shares of our Common Stock, which number exceeds the majority of the issued and outstanding shares of our Common Stock on the date of this Information Statement. The Consenting Stockholders have consented to the proposed actions set forth herein and had and have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

According to N.R.S. 78.390, a majority of the Company’s outstanding voting power entitled to vote is required to approve the Merger. The approval of this action by written consent is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. To eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

Pursuant to Section 78.320 of the Nevada Revised Statutes, we are required to provide prompt notice of the taking of the corporate action described above without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as such notice. This Information Statement will be mailed on or about March 25, 2024, to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Commission in its rules, regulations and releases) representing the Company’s expectations or beliefs regarding the Company. These forward-looking statements include, but are not limited to, statements regarding the Company’s business, anticipated financial or operational results or objectives. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “desire”, “could”, “estimate”, “might”, or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of the Company with the Commission.

CONSUMMATION OF THE REVERSE MERGER WITH PREMIER

Our Board of Directors has unanimously approved and adopted, subject to stockholder approval, a reverse merger with Premier. Premier is an air charter company with the intention of being the leading luxury aviation company through its diverse fleet of aircraft and involvement in a variety of aspects of the jet charter business, including private charters, aircraft management and sales.

Under the terms of the Merger Agreement, Altair will exchange 85% of its shares of common stock (not to exceed 270,000,000 shares) for all issued and outstanding shares of Premier common stock and become a wholly owned subsidiary of the Company. The officers and directors of Premier will be the officers and directors of Altair following the Merger. The Company will not transfer any of its liabilities at the closing of the Merger. The closing of the Merger is subject to a number of pre-conditions, including Premier providing two years of financial statements audited by a PCAOB registered accounting firm.

Premier will appoint the following persons to the Board of Directors and key officer positions upon the closing of the Merger:

Sandra J, DiCicco, age 59, will be CEO and Chairman of the Board of Directors. Since 2015, Ms. DiCicco has been the CEO and was the founder of Tipp Investments LLC, a real estate holding company that currently owns and manages commercial real estate properties in Fresno and San Diego, California. Since 2020 Ms. DiCicco has also served as the President and CEO of Clovis Glass Co., a company in the business of selling windows and doors and making glass repairs and since 2013 has served as CEO of Grand Restaurant Group that owns and operates several restaurants in California. Ms. DiCicco received a Bachelor of Arts in Organizational Management from Fresno Pacific University. Premier believes that Ms. DiCicco’s diverse experience in growing businesses and creating hundreds of jobs throughout the United States makes her qualified to be Chairman of the Board.

Vincent Monteparte, 59 years old, has since 2012 served as President of ISM Enterprises, an investment company that manages a portfolio of equities, real estate, and technology companies. Since 2017 Mr. Monteparte served as a Venture Partner at Sway Ventures, a U.S.-based venture capital firm investing in early to mid-stage technology companies, and since 2020 he served as Principal at Global Capital Markets, an investment banking where he leads the firms M&A transactions for mid-market companies for the technology, manufacturing, and the logistics industries. Mr. Monteparte began his career as an entrepreneur and founded various companies, most recently Miro Technologies, where he led the development of a SaaS solution to modernize maintenance, repair, overhaul, and supply chain operations for complex assets, in 2012 he sold the business to a Fortune 50 Aerospace and Defense company for a 14x return on invested capital with an IRR of 48%. Additionally, Mr. Monteparte has held senior level executive roles leading teams and positioning multinational corporations to growth at The Boeing Company from 2012 to 2015 and Miro Technologies from 2004 to 2012.

Mr. Monteparte received a B.A. in Aeronautical Engineering from Embry-Riddle Aeronautical University and an MBA from the Pepperdine University Graziadio School of Business, where he earned the Most Distinguished Alumni Award. He also holds FINRA series 63 and 79 licenses. Mr. Monteparte currently serves as a board director and Audit Committee Chair for Dalrada Financial Corp (DFCO). Premier believes that the knowledge that Mr. Monteparte has regarding capital raising as well as his experience in assisting with the growth of companies and their successful exits for their shareholders qualifies him to be a member of the Premier Board of Directors and to be a financial expert for purposes of serving on the Audit Committee for Premier following the closing of the Merger.

Ross David Gourdie, 52 years old, has served as CEO of Premier since July 2019. Prior to his serving as CEO of Premier, Mr. Gourdie was responsible for managing the scheduled and non-scheduled maintenance on a fleet of 18 aircraft consisting of multiple aircraft types. Mr. Gourdie has over 30 years’ experience in aviation maintenance experience, including for British Airways, Loganair, Flybe and the Royal Air Force. During those 30 years, Mr. Gourdie gained his EASA B1/B2/C engineering license, FAA Airframe and Powerplant certification and also a British national diploma in Aeronautical Engineering. Mr. Gourdie's role post-merger will be as President.

Amy Scannell, age 33, has served, since June 2019, as General Counsel of Tipp Investments, LLC, a company with broad investment interests including aviation, commercial real estate and agriculture, and since April 2022 has served in a dual role as General Counsel and COO of Tipp Investments, LLC. Ms. Scannell was admitted to the California bar in 2019 and the Massachusetts bar in 2015. From September 2015 to January 2018, Ms. Scannell worked as an associate attorney for Baskin & Associates, LLC, a family law litigation firm in Boston, Massachusetts that specialized in high net worth divorces, where she reviewed and analyzed tax returns, business records and financial reports to unwind and dissolve assets. From September 2018 to June 2019, Ms. Scannell was a law clerk at Holstrom Block & Parke, a California based family law firm. Ms. Scannell received a Bachelor of Arts degree from Westfield State University in Westfield, Massachusetts and her Juris Doctorate degree from Suffolk University Law School in Boston Massachusetts.

Exchange Act Matters

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Merger, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting status or other requirements thereunder. Our Common Stock is currently traded on the OTCQB Venture Market under the symbol “ATAO”, subject to our continued satisfaction of the OTCQB Venture Market listing requirements.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 12, 2024, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) our executive officers, and (iv) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 30,075,352 shares outstanding. Unless otherwise indicated, the address of the following shareholders is the address of the Company.

Stockholders, Management and Directors	Shares Beneficially Owned	Percentage of Outstanding Shares Owned*
Leonard Lovallo, President and CEO, Director	3,345,200	11.1%
Ramzi Khoury, Director	1,123,334	3.7%
Thirty 05, LLC	3,298,582	11%
3005 Hoedt Road Tampa, FL 33618
Fourth Street Fund, LP(1)	9,671,722	18.9%
4047 St Georges Ct. Duluth, GA 30096
EROP Enterprises LLC 912 Holocomb Bridge Road Roswell, GA 30076	990,202	3.3%
Mahmoud Jrab 9432 Cavendish Drive Tampa, FL 33626	1,098,009	3.7%
All directors and executive officers as a group (2 persons)	4,468,534	14.8%

(1) Lisa Mannion is the beneficial owner of both the shares of the Company’s common stock held by Fourth Street Fund (5,671,722) for which she is President and as Trustee of the Lisa E. Mannion Revocable Trust that holds 4,000,000 shares.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.

Security holders sharing an address and receiving a single copy may request to receive a separate information statement at Altair International Corp., 322 North Shore Drive, Building 1B, Suite 200, Pittsburgh, PA 15212. Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may also request to receive a separate information statement at Altair International Corp., 322 North Shore Drive, Building 1B, Suite 200, Pittsburgh, PA 15212, telephone: (412) 770-3140.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file.  Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates. We believe that during the fiscal year ended March 31, 2023, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Altair International Corp., 322 North Shore Drive, Building 1B, Suite 200, Pittsburgh, PA 15212, telephone: (412) 770-3140.

Altair International Corp.

By Order of the Board of Directors

Date: March 13, 2024	By:	/s/ Leonard Lovallo
Leonard Lovallo
President and Chief Executive Officer

Exhibit A

Agreement and Plan of Merger